EXHIBIT D

                          ACTION BY UNANIMOUS CONSENT
                            OF BOARD OF DIRECTORS OF
                            EXPLORE TECHNOLOGY, INC.
                                 JULY 15, 1992

         Richard Lang, Lisa Walters, G. Peter Spiess and Ossie Kilkenny, being all of the Directors of Explore Technology, Inc., an Arizona corporation, do hereby waive notice of a special meeting of the Board of Directors of said Corporation and, in lieu of such meeting, consent to, approve, and adopt the following resolutions:


         RESOLVED: That a cetain Plan and Agreement of Reorganization dated July 15, 1992, by and among Catalina Capital Corp., a Delaware corporation, this Corporation and certain other persons (the "Agreement") in the form as submitted to the members of the Board of Directors of this Corporation at this meeting be, and the same hereby is, approved, and that the Chairman of the Board of this Corporation be, and he hereby is, authorized and empowered to execute and deliver the Agreement on behalf of and in the name of this Corporation in substantially the form hereby approved by this Board of Directors with blanks appropriately filled in and which such changes in form and content as may be approved by said Chairman of the Board executing the Agreement, his execution thereof to be conclusive evidence of such approval.

         FURTHUR RESOLVED: That each of the Officers of this Corporation be, and each of them hereby is, authorized and directed to do and perform all such other acts and things and to sign all other agreements, documents, instruments and/or certificates and to take all such other steps as may be necessary or advisable or convenient or proper to carry out the intent of the foregoing resolution and to close the transaction described in the Agreement.

         FURTHER RESOLVED: That any and all of the actions heretofore taken by any of the Officers of this Corporation within the scope of the foregoing authorities and the tenor and effect of these resolutions are hereby deemed ratified, confirmed and adopted.
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         Dated this 15th day of July, 1992.

                                        /s/ G. Peter Spiess
                                        ---------------------------------------
                                        G. Peter Spiess

                                        /s/ Richard Lang
                                        ---------------------------------------
                                        Richard Lang

                                        /s/ Lisa Walters
                                        ---------------------------------------
                                        Lisa Walters


                                        ---------------------------------------
                                        Ossie Kilkenny

being all of the Directors of Explore Technology, Inc., an Arizona corporation.

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         Dated this 15th day of July, 1992.


                                        ---------------------------------------
                                        G. Peter Spiess


                                        ---------------------------------------
                                        Richard Lang


                                        ---------------------------------------
                                        Lisa Walters

                                        /s/ Ossie Kilkenny
                                        ---------------------------------------
                                        Ossie Kilkenny

being all of the Directors of Explore Technology, Inc., an Arizona corporation.

                                      -2-